UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 17, 2019
Date of Report (Date of earliest event reported)

NATURAL HEALTH TRENDS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36849	59-2705336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Units 1205-07, 12F, Mira Place Tower A, 132 Nathan Road, Tsimshatsui, Kowloon, Hong Kong
(Address of principal executive offices, including zip code)

+852-3107-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NHTC	The NASDAQ Stock Market LLC

Item 1.01     Entry Into a Material Definitive Agreement.

Further to the stock repurchase program first announced by Natural Health Trends Corp. (the “Company”) on July 28, 2015, and later amended on January 12, 2016, (the “Program”), the Company’s Board of Directors recently authorized the Company to proceed with the purchase of up to $8.0 million in shares of common stock under the Program (the “Current Repurchase”).

As part of the Current Repurchase, the Company entered into a Stock Repurchase Agreement (the “Stock Repurchase Agreement”) with The George K. Broady 2012 Irrevocable Trust (“Broady Trust”) on May 17, 2019. The Broady Trust is a major stockholder of the Company and George K. Broady, who is a member of the Company’s Board of Directors, is the trustee and a beneficiary of the Broady Trust. The Stock Repurchase Agreement, which the Company and the Broady Trust entered into in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, provides for the Company’s purchase from the Broady Trust of a percentage of the number of shares of common stock purchased by the Company’s broker in the open market under the Current Repurchase.

As a part of Current Repurchase, the Company has also entered into a Rule 10b5-1 Issuer Repurchase Plan with its broker (the “Purchase Plan”) under which the Company’s broker is authorized to purchase shares of the Company’s common stock in the open market in accordance with Rule 10b-18 under the Securities Exchange Act of 1934. The Stock Repurchase Agreement with the Broady Trust requires that the Company report to the Broady Trust on a weekly basis information regarding the broker’s open market purchases, and that the Company purchase from the Broady Trust 0.4105 of the number of shares purchased by the Company’s broker in the open market, which shares shall be purchased on a weekly basis from the Broady Trust at a per share purchase price equal to the weighted average price per share paid by the Company’s broker to purchase shares in the open market.

Prior to commencing the Current Repurchase, $32.0 million of the $70.0 million authorized for expenditure under the Program remained available for future purchases, inclusive of related estimated income tax.  Although the Company has reserved the right to discontinue the Program at any time, assuming the expenditure of $8.0 million in the Current Repurchase, $24.0 million will then remain available for future purchases under the Program, inclusive of related estimated income tax.

This report contains “forward-looking statements” within the meaning of Section 21E of the Exchange Act. Such forward-looking statements speak only as of the date of this report and the Company undertakes no obligation to publicly update or revise any forward-looking statement, except as required by law. It is cautioned that such forward-looking statements are based on assumptions that may not be realized and involve uncertainties that could cause actual results to differ materially from such forward-looking statements.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

10.1	Stock Repurchase Agreement dated May 17, 2019 by and between Natural Health Trends Corp. and The George K. Broady 2012 Irrevocable Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2019

NATURAL HEALTH TRENDS CORP.

By:	/s/ Timothy S. Davidson
Timothy S. Davidson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Stock Repurchase Agreement dated May 17, 2019 by and between Natural Health Trends Corp. and The George K. Broady 2012 Irrevocable Trust.